SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No. )

Filed by the Registrant / X /
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            LAWGIBB GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

    1. Title of each class of securities to which transaction applies:

    2. Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

    4. Proposed maximum aggregate value of transaction:

    5. Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:
2.       Form, Schedule or Registration Statement No.:
3.       Filing Party:
4.       Date Filed:

July 3, 2001


Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of LAWGIBB Group, Inc., which will be held at our corporate offices at 1105 Sanctuary Parkway, Suite 300, Alpharetta, Georgia 30004 on Monday, July 30, 2001, at 4:00 p.m. local time.

At the Annual Meeting, you will be asked to consider and vote upon the election of six directors. We strongly urge your favorable vote on the election of the directors listed in the proxy statement. During the meeting we also will report on our operations during the past year. Our directors and officers, as well as representatives of our independent accountants, Ernst & Young LLP, will be present to respond to appropriate questions from shareholders.

Whether or not you plan to attend the Annual Meeting, it is important that you complete the enclosed proxy card and return it in the enclosed envelope by Friday, July 27, 2001. Alternatively, you may fax a copy of both sides of your proxy card to Shareholder Relations at (770) 360-0760.

If you have any questions about the Proxy Statement or the 2000 Annual Report, please let us hear from you.


                                        Sincerely yours,

                                        /s/ Bruce C. Coles
                                        Bruce C. Coles
                                        Chairman of the Board, President,
                                        and Chief Executive Officer

                               LAWGIBB GROUP, INC.
                        1105 Sanctuary Parkway, Suite 300
                            Alpharetta, Georgia 30004
                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 30, 2001
                                   -----------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LAWGIBB Group, Inc., a Georgia corporation (the "Company"), will be held at the Company's corporate offices at 1105 Sanctuary Parkway, Suite 300, Alpharetta, Georgia 30004, on July 30, 2001, at 4:00 p.m. local time, for the following purposes:

(1) To elect six directors to serve on the Board of Directors of the Company until the 2002 Annual Meeting or until their successors are duly elected and qualified; and

(2) To consider and take action upon any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice.

Only holders of record of Common Stock and Cumulative Convertible Redeemable Preferred Stock of the Company as of the close of business on July 3, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                           By Order of the Board of Directors,

                                           /s/ Keith C. Groen
                                           Keith C. Groen
                                           Secretary and General Counsel

Alpharetta, Georgia
July 3, 2001

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD. PLEASE SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               LAWGIBB GROUP, INC.
                        1105 Sanctuary Parkway, Suite 300
                            Alpharetta, Georgia 30004
                                  ------------

                         PROXY STATEMENT FOR THE ANNUAL
                       MEETING OF SHAREHOLDERS TO BE HELD
                                ON JULY 30, 2001
                                  -------------

This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of LAWGIBB Group, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company at 1105 Sanctuary Parkway, Suite 300, Alpharetta, Georgia, on July 30, 2001 at 4:00 p.m. local time, or at any postponement or adjournment thereof. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to shareholders on or about July 3, 2001.


                                     VOTING
General

Holders of record of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and holders of record of the outstanding shares of the Company's Cumulative Convertible Redeemable Preferred Stock, no par value per share (the "Preferred Stock" and together with the Common Stock, the "Company Stock"), at the close of business on July 3, 2001 (the "Record Date") are entitled at the Annual Meeting to one vote for each share held, in accordance with the Company's Restated Articles of Incorporation (the "Articles of Incorporation"), and as described herein. On the Record Date, 2,614,923 shares of Common Stock and 963,398 shares of Preferred Stock were outstanding and eligible to be voted at the Annual Meeting.


Vote Required and Quorum

The Articles of Incorporation provide that the holders of Common Stock and the holders of Preferred Stock have unlimited voting rights, except that the holders of Preferred Stock (a) shall only vote separately as a class (i) with respect to the election of directors, (ii) on matters as provided in the Bylaws of the Company, and (iii) as required by applicable law, and (b) shall not vote on matters expressly reserved for approval solely by another class or series of stock under the Georgia Business Corporation Code. Under the Articles of Incorporation, so long as any shares of Preferred Stock remain outstanding, the holders of Preferred Stock have the right to elect five directors (the "Preferred Directors") and the holders of the outstanding Common Stock have the right to elect five directors (the "Common Directors"). The holders of Common Stock also have the right to elect one additional director (the "Swing Director") nominated by the Common Directors subject to the approval of the Preferred Directors, which approval may not be unreasonably withheld. In accordance with the Articles of Incorporation, the holders of Preferred Stock elected the five Preferred Directors, identified below under the heading "Election of Directors - Background of Preferred Directors," by unanimous consent in advance of the Annual Meeting. At the Annual Meeting, the holders of Common Stock will be asked to vote for the election of the five nominees for Common Director and for the nominee for Swing Director named below under the heading "Election of Directors."

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting with respect to the proposal to elect the Common Directors and the Swing Director. In counting the votes to determine whether a quorum exists with respect to the election of Common Directors and the Swing Director at the Annual Meeting, all votes "for" and instructions to withhold authority to vote will be used. The presence, in person or by proxy, of the holders of a majority of the aggregate voting rights of the Common Stock and the Preferred Stock, treated as a single class, is required to constitute a quorum at the Annual Meeting with respect to any other matter that properly comes to a vote at the Annual Meeting and which does not require voting by the Common Stock and Preferred Stock as separate classes. In counting the votes to determine whether a quorum exists with respect to any other proposals that properly arise at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

Holders of Common Stock on the Record Date should specify their choices with regard to the election of the Common Directors and the Swing Director on the enclosed proxy card.

A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting or at any postponement or adjournment thereof in accordance with the directions given.

With respect to the election of Common Directors and the Swing Director, holders of Common Stock may vote in favor of all nominees, withhold their vote as to all the nominees, or withhold their vote as to specific nominees. The vote required to elect the Common Directors and Swing Director is a plurality of the votes cast by the holders of shares of Common Stock entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect. The Board does not intend to present and knows of no others who intend to present at the Annual Meeting any matter of business other than the matter set forth in the accompanying Notice of Annual Meeting of
Shareholders. However, should any such other matters (including shareholder proposals omitted from this proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC")) properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. The Company's shares of Common Stock are owned of record and beneficially primarily by employees of the Company, its subsidiaries and affiliates. Accordingly, the Company receives no "broker non-votes."

On the Record Date, the directors and executive officers of the Company owned or controlled approximately 881,455 shares of Common Stock, constituting approximately 33.71% of the outstanding Common Stock, and 963,398 shares of Preferred Stock, constituting 100.00% of the outstanding Preferred Stock. As a result, on any matters requiring the approval of the Common Stock and the Preferred Stock voting as a single class, the directors and executive officers of the Company control approximately 51.56% of the Company Stock entitled to vote.

A proxy card is enclosed for your use.

                       YOU ARE SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE
                     PROXY CARD IN THE ACCOMPANYING ENVELOPE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information, as of July 3, 2001, regarding the beneficial ownership of Common Stock and Preferred Stock of each executive officer named in the summary compensation table below under the heading "Executive Compensation" (the "Named Executive Officers"), each director and all directors and executive officers of the Company as a group. Each person or group has sole voting and investment power with respect to all shares of the Company Stock so owned, except as otherwise noted.

                                  Number of Shares
                                Beneficially Owned (1)      Percent of Class
                            ---------------------------   --------------------
Name of                     Common            Preferred   Common     Preferred
Beneficial Owner             Stock              Stock      Stock       Stock
----------------             -----            -------      -----       -----
Bruce C. Coles              78,751(2)              0       2.08%         *
Robert B. Fooshee           30,625(2)              0         *           *
Robert S. Gnuse             20,849(2)              0         *           *
Walter T. Kiser                  0                 0         *           *
Joe A. Mason                     0                 0         *           *
Jon A. McCarthy              9,745(2)              0         *           *
Steven Muller                1,000                 0         *           *
Clay E. Sams                85,439                 0       2.25%         *
Lawrence J. White            5,968(2)              0         *           *
James M. Williams, Jr.   1,345,762(3)(4)     481,699(4)   35.49%        50%
Jerald H. Williams                  0              0         *           *
John Y. Williams(7)                 0              0         *           *
Michael D. Williams                 0              0         *           *
Virgil R. Williams       1,353,112(3)(5)     481,699(5)   35.68%        50%
All executive officers,
  directors and director
  nominees as a group
  (14 persons)           1,967,853(6)        963,398      51.89%       100%
----------------------
* Less than one percent

(1) The number of shares of Company Stock beneficially owned by the persons named in the table has been determined in accordance with SEC regulations and includes shares subject to options or warrants which may be exercised, and shares of Common Stock issuable upon conversion of Preferred Stock, in each case within 60 days of July 3, 2001.
(2) The shares shown include the following number of shares that the Named Executive Officers may acquire upon exercise of options to purchase Common
Stock:  Bruce C. Coles:  69,000;  Robert B.  Fooshee:  29,800;  Robert S. Gnuse:
9,800; Jon A. McCarthy: 8,600; and Lawrence J. White: 5,800.
(3) The shares shown include (i) 481,699 shares of Common Stock that each of the James M. Williams Investments, LLLP (the "Partnership I" and formerly the James
M. Williams, Jr. Family Partnership, LP) and Virgil R. Williams may acquire upon conversion of Preferred Stock, and (ii) an aggregate of 963,398 shares issuable to the Partnership I and Virgil R. Williams upon exercise of Correlating Warrants (as defined in the Articles of Incorporation) owned jointly by the Partnership I and Virgil R. Williams. The number of shares of Common Stock issuable upon conversion of Preferred Stock will be reduced by an amount equal to the number of shares of Common Stock actually issued upon exercise of Correlating Warrants. Likewise, the number of shares issuable upon exercise of Correlating Warrants will be reduced by an amount equal to the number of shares of Common Stock actually issued upon conversion of Preferred Stock.
(4) The shares shown are owned by the Partnership I and the James M. Williams Management, LLLP (the "Partnership II" and formerly the James M. Williams Investments II, LLP). James M. Williams, Jr. is a general partner of the Partnership I and the Partnership II. Mr. Williams, by reason of his majority interest in the Partnership I and the Partnership II, controls the right to vote the shares and derivative securities and to engage in any action with respect to the shares and derivative securities. The address of Mr. Williams, the Partnership I, and the Partnership II is 2076 West Park Place, Stone Mountain, Georgia 30087.
(5) Mr. Virgil R. Williams' address is 2076 West Park Place, Stone Mountain, Georgia 30087.

(6) Includes 123,000 shares that may be acquired upon exercise of options to purchase Common Stock and 963,398 shares issuable upon conversion of Preferred Stock and/or exercise of Correlating Warrants.
(7) John Y. Williams is not related to either James M. Williams, Jr., Virgil R. Williams, Jerald H. Williams or Michael D. Williams.

Principal Shareholders

The following table sets forth information, as of July 3, 2001, regarding the ownership of Common Stock and Preferred Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock.

                                  Number of Shares
                                Beneficially Owned(1)       Percent of Class
                           ---------------------------     ------------------
Name of                    Common         Preferred        Common   Preferred
Beneficial Owner           Stock            Stock          Stock      Stock
----------------           -----            -----          -----      -----
James M. Williams, Jr.     1,345,762(2)(3)  481,699(3)     35.49%      50%
Virgil R. Williams         1,353,112(2)     481,699        35.68%      50%
James M. Williams
   Investments, LLLP       1,051,148(2)(3)  481,699(3)     27.72%      50%
James M. Williams
   Management, LLLP          294,614(3)           0         7.77%       0%
----------------------

(1) The number of shares of Company Stock beneficially owned by the persons named in the table has been determined in accordance with SEC regulations and includes shares subject to options or warrants which may be exercised, and shares of Common Stock issuable upon conversion of Preferred Stock, in each case within 60 days of July 3, 2001.

(2) The shares shown include (i) 481,699 shares of Common Stock that each of the Partnership I and Virgil R. Williams may acquire upon conversion of Preferred Stock, and (ii) an aggregate of 963,398 shares issuable to the Partnership I and Virgil R. Williams upon exercise of Correlating Warrants owned jointly by the Partnership I and Virgil R. Williams. The number of shares of Common Stock issuable upon conversion of Preferred Stock will be reduced by an amount equal to the number of shares of Common Stock actually issued upon exercise of Correlating Warrants. Likewise, the number of shares issuable upon exercise of Correlating Warrants will be reduced by an amount equal to the number of shares of Common Stock actually issued upon conversion of Preferred Stock.

(3) The shares shown are owned by the Partnership I and the Partnership II. James M. Williams, Jr. is a general partner of the Partnership I and the Partnership II. Mr. Williams, by reason of his majority interest in the Partnership I and the Partnership II, controls the right to vote the shares and derivative securities and to engage in any action with respect to the shares and derivative securities.

                              ELECTION OF DIRECTORS

General

Pursuant to the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of eleven directors. So long as any shares of Preferred Stock remain outstanding, the holders of Preferred Stock have the right to elect five Preferred Directors and the holders of the outstanding Common Stock have the right to elect five Common Directors and one Swing Director. The Swing Director is nominated by the Common Directors subject to the approval of the Preferred Directors, whose approval may not be unreasonably withheld. In accordance with the Articles of Incorporation, the holders of Preferred Stock elected the five Preferred Directors identified below by unanimous consent in advance of the Annual Meeting. At the Annual Meeting, the holders of Common Stock will be asked to vote for the election of the five nominees for Common Director and for the nominee for Swing Director named below.

Each of the nominees has consented to serve as a director, if elected. Directors hold office until the next Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director; however, if that should occur, then the Common Directors of the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees) or allow the vacancies to remain open until a suitable candidate or candidates are located.

Background Of Common Director and Swing Director - Nominees

The following sets forth certain information as of July 3, 2001, with respect to the nominees for the Common Directors and Swing Director.

BRUCE C. COLES, 57, joined the Company in September 1995 as Chairman of the Board of Directors and Chief Executive Officer of the Company. In 1996, Mr. Coles was elected President of the Company. He serves in a similar capacity with various subsidiaries of the Company, including Law Engineering and Environmental Services, Inc. and Gibb International Holdings, Inc. Mr. Coles currently serves as a director of Williams Group International, Inc. which is owned by Virgil R. Williams and James M. Williams, Jr.

From May 1994 through August 1995, Mr. Coles was President, Chief Executive Officer and/or Chairman of Stone & Webster Incorporated, an international engineering, consulting and construction services company. From June 1968 to August 1995, Mr. Coles held various technical and management positions with Stone & Webster Incorporated and its related affiliates. Mr. Coles also devotes time to serving the engineering and academic community through his membership on the following: Chair of the Strategic Initiatives Committee for ASCE (American Society of Civil Engineers); past Chairman of the Industry Advisory Council for the Accreditation Board for Engineering and Technology (ABET); past Chairman of the Board of the Civil Engineering Research Foundation (CERF); Chairman of the Executive Committee of the Board of Directors of Williams Group, International; National Board of Directors of Junior Achievement; Board of Councilors of the Carter Center; the Metro Atlanta Chamber of Commerce Board of Advisors; the Georgia Chamber of Commerce Board of Directors; and the North Fulton County Chamber of Commerce Board of Directors.

ROBERT B. FOOSHEE, 58, joined the Company in January 1996 as Executive Vice President and Chief Financial Officer. Mr. Fooshee also serves as Treasurer of the Company. Mr. Fooshee has been a director of the Company since 1996. Prior to joining the Company, Mr. Fooshee provided consulting services for RBF & Associates, a financial consulting company, from February 1995 until joining the Company. From August 1994 through January 1995, Mr. Fooshee was Executive Vice President and Chief Financial Officer for Eddie Haggar Limited, an apparel manufacturing and marketing company. From June 1992 until August 1994, Mr. Fooshee was Chief Financial Officer for The Fresh Market, a retail gourmet grocery company. From April 1986 until June 1992, Mr. Fooshee was Chief Financial Officer for Kayser-Roth Corporation, a consumer products company.

STEVEN MULLER, 73, has served as a director of the Company since March 1991. Dr. Muller is President Emeritus of The Johns Hopkins University where he served as President from 1972 to 1990. He currently is involved in teaching and research at the John Hopkins School of Advanced International Studies. Dr. Muller is also a director of Organization Resources Counselors, Inc.

WALTER T. KISER, 64, joined the Company in 1962 and held various engineering and management positions with the Company, including Chairman and Chief Executive Officer of Law Companies Engineering Group, Inc., a subsidiary of the Company, from 1991 until his retirement in 1993. He served as Chairman and Chief Executive Officer of Law Engineering, Inc., a subsidiary of the Company, from 1989 until 1991, and served as President of the Company from March 1985 until December 1988. Additionally, from 1977 to 1993, Mr. Kiser served as a director of the Company. Mr. Kiser returned as a director in 1995 and continues to serve in that capacity. Mr. Kiser also serves as a director of EvCo Research.

CLAY E. SAMS, 60, joined the Company in 1964. Since December 1979, he has served as Vice President of Law Engineering and Environmental Services, Inc. and its predecessors, and Corporate Geotechnical Consultant of various subsidiaries of the Company. Prior thereto, he served in various engineering and management positions with the Company. Mr. Sams has been a director of the Company since 1993.

JOHN Y. WILLIAMS, 58, has served as a director of the Company since 1995 and has been nominated as the Swing Director. Mr. Williams has been a Managing Director of Equity South Partners, LP, a merchant banking partnership, since January 1995 and of its affiliate Grubb & Williams, Ltd. since 1987. Mr. Williams also serves as a director of Tech Data Corporation.

The Board of Directors unanimously recommends that the holders of Common Stock vote "FOR" the proposal to elect Bruce C. Coles, Robert B. Fooshee, Walter T. Kiser, Steven Muller, Clay E. Sams and John Y. Williams as directors for a one year term expiring at the 2002 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Background Of Preferred Directors

The following sets forth certain information as of July 3, 2001 regarding the Preferred Directors. In accordance with the Articles of Incorporation, each of the Preferred Directors was nominated by the Preferred Directors and elected as a director by unanimous consent of the holders of Preferred Stock and will serve as a director until the 2002 Annual Meeting of Shareholders (or unanimous consent in lieu thereof) and thereafter until his successor is elected and qualified.

JOE A. MASON, 52, has been a director of the Company since May 1997. Since April 1997, Mr. Mason has been employed by Messrs. Virgil R. Williams and James M. Williams, Jr. to provide financial oversight of their various interests. Mr. Mason is a certified public accountant. He served as a manager of the accounting firm of Smith & Radigan, Atlanta, Georgia from 1994 to April 1997. From 1988 through 1994, Mr. Mason served as President and controlling shareholder of Bank Consultants, Inc., a management consulting company serving the banking industry.

JERALD H. WILLIAMS, 47, was appointed as a Preferred Director in November 2000 to fill the unexpired term of former director Zell Miller. Mr. Williams has served as Executive Vice President of Dedicated Logistics, which provides outsourcing services for technology companies. Mr. Williams is the son of James
M. Williams, Jr. and a nephew of Virgil R. Williams. He is currently a director of Williams Group International.

JAMES M. WILLIAMS, JR., 68, has served as Vice Chairman of the Board of Williams Group International, Inc. and its predecessors since 1996, and as a director of the Company since May 1997. Mr. Williams, Jr. is a graduate of the Georgia Institute of Technology, holding a degree in Chemical Engineering. He, together with Virgil R. Williams, his brother, controls a variety of communications, industrial, environmental and engineering firms. Mr. Williams, Jr. is the uncle of Michael D. Williams.

MICHAEL D. WILLIAMS, 37, is owner and President of Georgia Tractors, Inc., an agricultural and industrial equipment dealership company. He has served as Vice President and a director of Williams Group International, Inc. since 1985, and is also a director of First Nation Bank, Covington, Georgia. Mr. Williams is the son of Virgil R. Williams and a nephew of James M. Williams, Jr. He has been a director of the Company since May 1997.

VIRGIL R. WILLIAMS, 61, has served as Chairman of the Board, President and Chief Executive Officer of Williams Group International, Inc., a construction, facilities maintenance and environmental engineering firm, and its predecessors since 1996. He has served as a director of the Company since May 1997. Mr. Williams is a graduate of the Georgia Institute of Technology and holds a degree in Industrial Engineering. He, together with James M. Williams, Jr., controls a variety of communications, industrial, environmental and engineering firms, and he currently serves on the Board of Directors of Bank of America Corporation, the Georgia Chamber of Commerce and as a trustee for Young Harris College, the Georgia Research Alliance, the Georgia Conservancy, and the Georgia Tech Foundation. Mr. Williams is the brother of James M. Williams, Jr. and the father of Michael D. Williams.

Meetings And Committees Of The Board

The Board met four (4) times during 2000. All members of the Board attended at least 75 percent of the meetings of the Board and the various committees of the Board of which they are members.

AUDIT COMMITTEE: The Audit Committee is composed of independent directors, Messrs. John Y. Williams (Chairman) and Kiser, and acts under a written charter adopted and approved by the Board of Directors in February 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The
Audit Committee met four (4) times during 2000. This committee monitors the financial plans and performance of the Company, meets with the outside auditors and reviews the scope of audit activities and the recommendations of the auditors, and reviews other matters related to accounting and auditing.

COMPENSATION COMMITTEE: Current members are Messrs. Muller (Chairman), Fooshee, John Y. Williams, Virgil R. Williams and Coles (ex officio). The Compensation Committee met one (1) time during 2000. The Committee generally administers matters relating to executive compensation. This includes recommendation of salary levels. This committee makes recommendations concerning approval of the variable compensation plan and administration thereof.

NOMINATING COMMITTEE: Current members are Messrs. John Y. Williams (Chairman), Muller, Coles, and Sams. The Nominating Committee met two (2) times during 2000. This committee recommends to the Board nominees for election to the Board and to the Board Committees.

HUMAN RESOURCES DEVELOPMENT COMMITTEE: Current members are Messrs. Muller (Chairman), Fooshee, Sams, Michael D. Williams, and Coles (ex officio). The Human Resources Development Committee met four (4) times during 2000. This committee recommends and approves human resources strategies to support organizational objectives.


Compensation Of Directors

The Company pays its non-employee directors a retainer of $3,000 per quarter, $2,000 for each Board meeting attended in person or by telephone conference and $1,000 for each Board Committee meeting attended in person or by telephone conference. Committee chairmen receive an additional $1,500 per meeting chaired. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board meetings and Board Committee meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four other most highly compensated persons who served as executive officers during 2000, collectively referred to herein as the "Named Executive Officers."

                                           ANNUAL                        Long Term
                                        COMPENSATION                   Compensation
                                        ------------                   ------------
                                                                        Securities
                                                                        Underlying        All Other
Name & Principal Position            Year    Salary      Bonus          Options (#)     Compensation
-------------------------            ---------------------------------------------------------------------
Bruce Coles                          2000   $600,018    $ 190,000           ---         $94,293(1)(6)
    Chairman of the Board,           1999   $600,018    $     ---           ---         $86,581(1)
    President, and Chief             1998   $600,018    $ 256,992         15,000        $88,415(1)
    Executive Officer

Robert Fooshee                       2000   $237,058    $  66,000           ---         $35,571(2)(6)
    Executive Vice President,        1999   $237,058    $     ---          7,000        $27,249(2)
    Chief Financial Officer,         1998   $221,558    $  70,935          5,000        $ 7,066(2)
    Treasurer, and Director

Robert S. Gnuse                      2000   $154,024    $  24,000            ---        $ 3,367(3)(6)
    Senior Vice President            1999   $154,024    $     ---            ---        $ 6,247(3)
                                     1998   $146,744    $  16,888          3,000        $ 6,120(3)

Jon A. McCarthy                      2000   $146,037    $  18,000            ---        $ 6,037(4)(6)
    Senior Vice President            1999   $146,037    $     ---          4,000        $ 8,955(4)
                                     1998   $130,021    $  34,423          5,000        $ 6,477(4)

Lawrence J. White                    2000   $145,018    $  29,000            ---        $ 3,162(5)(6)
    Senior Vice President            1999   $145,018    $     ---            ---        $ 5,925(5)
                                     1998   $136,817    $  58,466          3,000        $ 6,466(5)
-------------------------------

(1) Includes contributions to the Supplemental Executive Retirement Plan of $80,191, $71,766, and $72,257; Company matching contributions to the 401(k) Savings Plan of $3,400, $3,200, and $3,200; premiums for health insurance of $0, $2,730, and $2,627; premiums for life insurance of $2,838, $3,894, and $3,124;
and club dues of $7,864, $4,991, and $7,207, in each of fiscal 2000, 1999, and 1998, respectively.

(2) Includes Company matching contributions to the 401(k) Savings Plan of $3,400, $3,200, and $2,894; premiums for health insurance of $0, $2,730, and $2,627; premiums for life insurance of $965, $1,319, and $1,545; and club dues of $31,206, $20,000, and $0, in each of fiscal 2000, 1999, and 1998, respectively.

(3) Includes Company matching contributions to the 401(k) Savings Plan of $3,080, $3,075, and $2,935; premiums for health insurance of $0, $2,730, and $2,627; and premiums for life insurance of $287, $442, and $558, in each of fiscal 2000, 1999, and 1998, respectively.

(4) Includes Company matching contributions to the 401(k) Savings Plan of $2,921, $2,791, and $2,464; premiums for health insurance of $0, $3,640, and $3,850; premiums for life insurance of $173, $154, and $163; and club dues of $2,943, $2,370, and $0, in each of fiscal 2000, 1999, and 1998, respectively.

(5) Includes Company matching contributions to the 401(k) Savings Plan of $2,900, $2,782, and $2,736; premiums for health insurance of $0, $2,740, and $3,230; and premiums for life insurance of $262, $403, and $500, in each of fiscal 2000, 1999, and 1998, respectively.

(6) The amounts for health insurance premiums for 2000 are zero due to the method by which the Company funds the employer-paid portion of group health coverage. This method was changed in 2000 to reflect the net cost to participants versus the previous method which was comprised of gross cost to participants less an offsetting credit. Under the previous method, the offsetting credit was classified as compensation expense.

Employment Contracts And Termination Of Employment Arrangements

The Company entered into employment agreements with each of Messrs. Coles and Fooshee effective May 6, 1997. These employment agreements provided for initial base salaries at the rates in effect at the time of signing, and salaries are subject to annual upward adjustment (but not decreased) at the discretion of the Chairman of the Board and the Compensation Committee.

The employment agreements also provide that if Messrs. Coles and Fooshee are terminated "without cause, they will be entitled to receive one year of compensation plus benefits. However, if such termination follows a "Change of Control" of the Company to an individual or entity other than Virgil R. Williams or James M. Williams, Jr. or an entity controlled by them, or another entity who is not a permitted transferee under the employment agreements, then each of the executives will be entitled to receive two years of compensation at their current compensation levels. A "Change of Control" means that an individual or entity or related groups of entities or individuals obtains (i) the beneficial ownership or power to vote more than fifty (50%) percent of the outstanding securities of the Company, or (ii) the right to elect a majority of the Board.

Stock Option Grants

The Company did not grant any stock options or stock appreciation rights during 2000.

Options Exercised During 2000 And Year End Option Values

As indicated in the table below, the Named Executive Officers did not exercise any options during the fiscal year ended December 31, 2000. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 2000, and (ii) the respective values of "in-the-money" options, which represent the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                         Number of Securities
                                                         Underlying Unexercised      Value of Unexercised
                                                         Options at December 31,    In-the-Money Options at
                    Shares Acquired                             2000 (#)             December 31, 2000 ($)
Name                on Exercise (#)    Value Realized   Exercisable/Unexercisable  Exercisable/Unexercisable(1)
                                            ($)
------------------- ----------------- ----------------- -------------------------- --------------------------
Bruce C. Coles           -0-                -0-             66,000  /  24,000        $ 922,800 / $ 281,700

Robert B. Fooshee        -0-                -0-             20,000  /  22,000        $ 260,740 / $ 185,160

Lawrence J. White        -0-                -0-              4,200  /   3,800        $  49,350 / $  39,700

Robert S. Gnuse          -0-                -0-              7,200  /   5,800        $  90,540 / $  67,160

Jon A. McCarthy          -0-                -0-              5,000  /   9,000        $  54,790 / $  47,860

(1) There is currently no established trading market for shares of the Company's Common Stock. The information regarding the market price of the stock is based on two independent appraisals as of December 31, 2000. These appraisals were conducted in accordance with the terms of the Company's 401(k) Plan. No assurances can be given that the appraisals reflect the actual price at which the Common Stock has traded or would have traded had there been an open or public market for the Common Stock.

Pension And Retirement Benefits

Retirement Pension Plan. The LAWGIBB Group, Inc. Pension Plan (the "Retirement Pension Plan") is intended to be a tax-qualified defined benefit pension plan. The Retirement Pension Plan covers certain employees of the Company and participating affiliated companies who attain age 21 and who complete 1,000 hours of service during twelve consecutive months of employment with the Company and/or participating subsidiaries prior to the Freeze Date (as defined below). Employees who are leased employees, who are represented by a collective bargaining agent or who are nonresident aliens with no U.S. income are not covered by the Retirement Pension Plan.

Benefits under the Retirement Pension Plan are based upon length of service with the Company and participating affiliated companies, with benefit provisions that vary dependent on when the participant terminates employment with the Company or participating affiliated companies, or whether the employee takes early, normal or deferred retirement. A participant's benefits are also based on the participant's earnings for the three consecutive years of highest compensation during his or her final 120 months of employment with the Company and/or participating affiliated companies. The compensation that is taken into account in determining the participant's highest average compensation is the participant's annualized basic rate of pay including statutorily required overtime, but not including bonuses, commissions, or other nonrecurring compensation such as project pay, overseas pay or other premium pay.

The amount of a participant's compensation taken into account for Retirement Pension Plan benefit purposes is limited by the Internal Revenue Code to an indexed amount ($160,000 in 1997). Benefits under the Retirement Pension Plan are "integrated" with (and therefore take into account) Social Security.

A participant's benefit under the Retirement Pension Plan will generally become vested upon the completion of five years of service with the Company and/or participating affiliated companies.

The Retirement Pension Plan was "frozen" effective March 28, 1997 (the "Freeze Date"). No further employees will become eligible to participate in the Retirement Pension Plan after the Freeze Date, and no further benefits will accrue after the Freeze Date under the Retirement Pension Plan for any participant. Service after the Freeze Date will be taken into account for vesting purposes only, and compensation after the Freeze Date will not be taken into account.

The Named Executive Officers of the Company had accrued the following estimated annual retirement benefits under the Retirement Pension Plan as of the Freeze
Date: Bruce C. Coles--$4,842; Robert B. Fooshee--$3,861; Lawrence J. White--$7,329; Robert S. Gnuse--$35,807; and Jon A. McCarthy--$13,995. The annual retirement benefit given for each Named Executive Officer is based on his retirement at age 65 and election of payment of benefits in the form of a straight life annuity.

Compensation Committee Interlocks And Insider Participation

The following employee directors served on the Compensation Committee during 2000: Messrs. Fooshee and Coles (ex officio) as employee directors and Messrs. Muller, Virgil R. Williams, and John Y. Williams as non-employee directors. Mr. Coles currently serves as a director of Williams Group International, Inc., which is owned by Virgil R. Williams and James M. Williams, Jr. and each of whom serve as an executive officer of the Williams Group International, Inc. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors during 2000 requiring disclosure in this Proxy Statement.

Report Of The Compensation Committee On Executive Compensation

Since January 1998, the Compensation Committee of the Board has been comprised of three non-employee directors and two employee directors of the Company. This Committee administers the executive officer compensation program. The outside directors of the Compensation Committee determine executive compensation awards and make recommendations regarding executive officer salaries to the Board.

The Company's primary objective is to maximize, over the long-term, the investments of shareholders. The Company has developed a compensation strategy which will support the achievement of this goal. Key components of the executive compensation strategy are as follows:

MARKET COMPETITIVE--The Company's executive officer compensation program is competitive with those organizations with which the Company competes for executive talent. The market, consisting primarily of ten engineering consulting firms, is monitored closely by the Company to assure that the Company has a program in place to attract and retain superior executive talent. The Company's intent is for compensation to be targeted at the median of this group; however, specific facts and circumstances may cause deviations from the median. Competitive market data and general compensation advice is provided to the Compensation Committee by an independent compensation consultant.

LONG-TERM--The program is structured to deliver competitive pay over a number of years rather than to focus on any single year. Superior pay is provided when the Company's earnings performance exceeds expectations.

AT-RISK--A more significant portion of the compensation provided executive officers will be based on Company performance.

EQUITY-BASED--Executive officers are encouraged to own a substantial amount of stock and will be provided opportunities to acquire additional shares through stock option grants and other stock purchase opportunities. Stock option grants will provide value to executives only if stock price appreciation is achieved for all shareholders. Equity related pay is intended to be a significant portion of the executives' overall pay program. Equity opportunities are based on relative potential contribution, accountability and responsibility of the various executive positions.

The Compensation Committee believes the compensation provided to the Company's executive officers effectively rewards them based heavily on the performance of the overall Company by emphasizing compensation features tied to Company performance and long-term equity incentives. The Committee believes this approach links executive compensation to the performance of the Company over the long term.

Chief Executive Officer

During fiscal 2000, Mr. Coles received a base salary of $600,018 pursuant to the terms of his employment agreement.

Salary

The executive officers did not receive increases to their salaries during fiscal year 2000.

Management Incentive Plan

The Management Incentive Plan ("MIP") is an annual incentive compensation plan pursuant to which the Company's executive officers and other senior managers may earn cash rewards to supplement their base compensation. The MIP has been designed to motivate and reward the achievement of quantitative business results by linking a significant portion of total pay to corporate and individual success. In addition, management and the Compensation Committee believe the MIP enhances the Company's ability to attract and retain qualified executive management talent.

Awards under the MIP are earned by achievement of defined levels of revenue and net income. A portion of each participant's MIP award is also tied to the achievement of specific business unit, regional, or individual objectives which further the Company's annual business strategy.

Under the MIP, a threshold, or minimum, level of net income performance must be achieved before any incentive is funded for any MIP participants. This threshold ensures that certain acceptable levels of profitability are achieved before any management incentives are paid, thereby protecting shareholder interests. In 2000, the Company met the financial performance objectives set forth under the MIP. As a result, the Named Executive Officers earned awards under the MIP, payable in 2001, as follows: Bruce C. Coles $190,000; Robert B. Fooshee $66,000; Lawrence J. White $29,000; Robert S. Gnuse $24,000; and Jon A. McCarthy $18,000.

Internal Revenue Code Section 162(m)

The Committee has considered Internal Revenue Code Section 162(m) in structuring compensation arrangements for 2000. Section 162(m) places a $1,000,000 limit on deductibility available to the Company for an executive's compensation. This limit was not reached in 2000, and the Company believes that all compensation paid to the Named Executive Officers is fully tax deductible by the Company.

This report has been submitted on behalf of the Compensation Committee. The Compensation Committee consists of the following members:

Steven Muller, Chairman
Bruce C. Coles (ex officio)
Robert B. Fooshee
John Y. Williams
Virgil R. Williams

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors: John Y. Williams and Walter T. Kiser

                             STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's holders of Common Stock since December 31, 1995, as well as an overall stock market index (Standard & Poor's 500 Index) and the Company's self-constructed peer group index. This peer group index is comprised of the common stock of the following companies: Michael Baker Corp., URS Corp., Tetra Tech, Inc., IT Group, Inc., and Roy F. Weston, Inc. The stock performance graph assumes $100 was invested in the Company's Common Stock and each index on December 31, 1995.

There currently is no established trading market for shares of the Company's Common Stock, and no assurance can be given that a liquid market will develop in the future or that quotations for the Common Stock will be available. Additionally, the Company does not have access to stock price information from transactions involving purchases and sales of the outstanding Common Stock. Pursuant to the terms of the 401(k) Plan, the Company is required to obtain on a quarterly basis an independent appraisal of the Company for purposes of determining the "fair market value" of the Common Stock. Accordingly, the Company engages two independent appraisers to conduct quarterly appraisals of the Company. The information regarding the price performance of the Common Stock in the following table is based upon independent appraisals as of December 31st of each of the years presented. No assurances can be given that the appraisals reflect the actual price at which the Common Stock has traded or would have traded had there been a market for the Common Stock.

                                    [IMAGE]


                                     12/31/95      12/31/96      12/31/97      12/31/98     12/31/99      12/31/00
                                   ------------- ------------- ------------- ------------- ------------ -------------
S&P 500                                $100           123           164           211          255           232
LAWGIBB Group, Inc.                    $100            75            88           128          168           156
Competitive Index                      $100           143           164           227          167           175


                              INDEPENDENT AUDITORS

The firm of Ernst & Young LLP ("Ernst & Young"), independent auditors, audited the Consolidated Financial Statements of the Company as of and for the year ended December 31, 2000. This firm has served in this capacity since 1987. It is expected that representatives of Ernst & Young will attend the Annual Meeting with an opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Fees Billed to the Company by Ernst & Young During Fiscal 2000

Fees for the last annual audit were $399,000 and all other fees were $906,000, including audit related services of $125,000 and nonaudit services of $781,000. Audit related services generally include fees for benefit plans and statutory audits, and accounting consultations. Ernst & Young did not perform services related to financial information systems design and implementation during the fiscal year ended December 31, 2000.

Compliance of Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Commission thereunder require the Company's directors and executive officers and any persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file reports with the Securities and Exchange Commission with respect to their ownership of the Company's Common Stock. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and representations that no other reports were required of those persons, the Company believes that during fiscal 2000, all filing requirements applicable to its directors and executive officers were complied with in a timely manner except for the Section 16(a) required Form 4 filings due on May 10, 2000, for Virgil R. Williams and James M. Williams, Jr. Family Partnership, LP which were filed on May 23, 2000.

SHAREHOLDER PROPOSALS

The Company anticipates that the Annual Meeting of Shareholders to be held in 2002 will be scheduled for the first week of May, as is the Company's usual practice. Therefore, any proposal by a shareholder intended to be presented at the 2002 Annual Meeting of Shareholders, must be received by the Company on or before December 17, 2001 to be included in the proxy materials of the Company relating to such meeting.

                                 OTHER BUSINESS

It is not anticipated that any other matters will be brought before the Annual Meeting for action; however, if any such other matters shall properly come before the Annual Meeting, it is intended that the persons named as proxies on the enclosed form of proxy card may, in the absence of instructions to the contrary, vote or act on such matters in accordance with their best judgment.

Alpharetta, Georgia
July 3, 2001


The Company's Annual Report for the year ended December 31, 2000, which includes audited financial statements, has been mailed to the shareholders of the Company. The Annual Report does not form any part of the material for the solicitation of proxies.

                                   Appendix A

                             Audit Committee Charter

Organization
This charter governs the operations of the audit committee of the board of directors. The committee will review and reassess the charter at least annually and will be approved by the board of directors. The committee shall be appointed by the board of directors and shall comprise up to five directors, at least three of whom are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy
The  audit  committee  will  provide  assistance  to the board of  directors  in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee may investigate any matter brought to its attention with full access to the books, records, facilities, and personnel of the Company and may, with prior approval of the board of directors, retain outside counsel or other experts for this purpose.

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

Responsibilities and Processes
The primary responsibility of the audit committee is to serve in an oversight role on behalf of the board of directors with respect to the Company's financial reporting processes and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to hold management accountable for delivering quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the responsibility to evaluate and, where appropriate, recommend to the board the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the Company's independent auditors for the board's approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. In addition the committee will review and concur with management's appointment, termination, or replacement of the Director of Internal Audit for the Company.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Approved by the Audit Committee February 2000
Approved by the Board of Directors February 2000

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

                                   Appendix B

                              LAW GIBB GROUP, INC.
                       1105 Sanctuary Parkway, Suite 300
                              Alpharetta, GA 30004

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Gerald J. Fogle and W. Charles Greer and each of them with power of substitution in each, as proxies to appear and vote, as designated below, all common stock of LawGibb Group, Inc. held of record by the undersigned on July 3, 2001, at the Annual Meeting of Shareholders to be held on July 30, 2001, and at all adjournments thereof.

The Board of Directors recommends a vote FOR approval of all director nominees listed below.

ELECTION OF COMMON DIRECTORS AND SWING DIRECTOR

To elect six directors to serve on the Board of LawGibb Group, Inc., comprised of the following director nominees:

FOR      WITHHOLD                          FOR   WITHHOLD
___        ___     Bruce C. Coles          ___     ___      Steven Muller
___        ___     Robert B. Fooshee       ___     ___      Clay E. Sams
___        ___     Walter T. Kiser         ___     ___      John Y. Williams
                                                              (Swing Director)
OR, ___  vote FOR all nominees, or     ___  WITHHOLD vote for all nominees

In their discretion, the proxies are authorized to vote upon such other business matters as properly may come before the Annual Meeting and any adjournments thereof.

INSTRUCTION: TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, CHECK THE BOX MARKED "FOR" IN FRONT OF THE DIRECTOR NOMINEE'S NAME ABOVE, TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, CHECK THE BOX MARKED "WITHHOLD" IN FRONT OF THE DIRECTOR NOMINEE'S NAME ABOVE. (over)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR NOMINEES.

                                       Dated this______day of___________, 2001.

                                       _______________________________________
                                       Signature
                                       _______________________________________
                                       Printed Name
                                       _______________________________________
                                       Social Security Number

Please print, date and SIGN as name appears on proxy. When shares are held by joint tenants, both should print and sign. (When signing in a fiduciary or representative capacity, give full title as such.)

PLEASE MARK, DATE AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IN THE ENCLOSED ENVELOPE ON OR BEFORE JULY 27, 2001 TO SHAREHOLDER RELATIONS, LAWGIBB GROUP, INC., 1105 SANCTUARY PARKWAY, SUITE 300, ALPHARETTA, GA 30004. YOU MAY ALSO FAX BOTH SIDES OF THIS CARD TO (770) 360-0760.


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


                                   Appendix C

July 3, 2001



Dear Plan Participant:

The Annual Meeting of Shareholders for LawGibb Group, Inc. (the "Company") has been scheduled for July 30, 2001. The Trustees of the Law Companies Group, Inc. 401(k) Savings Plan Trust (the "Trust") have responsibility for voting at the Annual Meeting the shares of common stock of the Company ("Company Stock") held by the Trust. However, pursuant to the terms of the Trust, as a participant in the Law Companies Group, Inc. 401(k) Savings Plan (the "Plan"), you have the right to provide confidential instructions to us directing the manner in which the shares of Company Stock allocated to your account under the Plan shall be voted at the Annual Meeting. If you do not provide us with instructions regarding how you wish such shares to be voted at the Annual Meeting, the Human Resources Committee of the Company's Board of Directors, as the Plan's Administrative Committee, will instruct us on how the shares of Company Stock allocated to your account under the Plan should be voted.

We have enclosed a Trustee Instruction Form (the blue card) which you should use to direct us as to the voting of the shares of Company Stock allocated to your account under the Plan on each of the issues described in the proxy materials. Please complete the Trustee Instruction Form and return it in the enclosed envelope addressed to Shareholder Relations at 1105 Sanctuary Parkway, Suite 300, Alpharetta, Georgia 30004 on or before Friday, July 27, 2001. If you have any questions regarding the Trustee Instruction Form or the voting process, please contact Jon A. McCarthy at (770) 360-0671.

                                             Sincerely yours,



                                             /s/ Robert B. Fooshee
                                             --------------------------
                                             Robert B. Fooshee, Trustee


                                             /s/ Jon A. McCarthy
                                             ---------------------------
                                             Jon A. McCarthy, Trustee


                                             /s/ Michael W. Montgomery
                                             ---------------------------
                                             Michael W. Montgomery, Trustee



Enclosures

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

                                   Appendix D


            THE LAW COMPANIES GROUP, INC. 401(k) SAVINGS PLAN TRUST
                            TRUSTEE INSTRUCTION FORM


Pursuant to the provisions of Section 4.3 (b) of the Law Companies Group, Inc. 401(k) Savings Plan Trust (the "Trust"), the undersigned Participant in The Law Companies Group, Inc. 401(k) Savings Plan (the "Plan") hereby directs the Trustees of the Trust to vote all common stock of LawGibb Group, Inc. allocated to the undersigned's account under the Plan at the Annual Meeting of Shareholders to be held July 30, 2001, and at all adjournments thereof, as follows:

ELECTION OF COMMON DIRECTORS AND SWING DIRECTOR

To elect six directors to serve on the Board of LawGibb Group, Inc., comprised of the following director nominees:

FOR      WITHHOLD                          FOR   WITHHOLD
___        ___     Bruce C. Coles          ___     ___      Steven Muller
___        ___     Robert B. Fooshee       ___     ___      Clay E. Sams
___        ___     Walter T. Kiser         ___     ___      John Y. Williams
                                                              (Swing Director)
OR, ___  vote FOR all nominees, or     ___  WITHHOLD vote for all nominees

In their discretion, the Trustees are authorized to vote upon such other business matters as properly may come before the Annual Meeting and any adjournments thereof.

INSTRUCTION: TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, CHECK THE BOX MARKED "FOR" IN FRONT OF THE DIRECTOR NOMINEE'S NAME ABOVE, TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, CHECK THE BOX MARKED "WITHHOLD" IN FRONT OF THE DIRECTOR NOMINEE'S NAME ABOVE. (over)

Please sign and date this Trustee Instruction Form, complete the information below, and return in the enclosed envelope to Shareholder Relations, 1105 Sanctuary Parkway, Suite 300, Alpharetta, GA 30004, on or before July 27, 2001. You may also fax both sides of this card to (770) 360-0760.


                                       Dated this______day of___________, 2001.

                                       _______________________________________
                                       Signature
                                       _______________________________________
                                       Printed Name
                                       _______________________________________
                                       Social Security Number


20